Exhibit 10(a)

AMENDMENT TO THE

PROTECTIVE LIFE CORPORATION

EXCESS BENEFIT PLAN

Protective Life Corporation (the “Company”) hereby amends the Protective Life Corporation Excess Benefit Plan (the “Plan”) as follows:

1.                                      Section 13 of the Plan is amended to read in its entirety as follows, effective as of December 1, 2013:

13.  Tax Withholding.  All payments under the Plan shall be subject to applicable federal, state and local tax withholding.  If taxes are imposed under the Federal Insurance Contributions Act or any other tax law (“Advance Taxes”) with respect to the Excess Benefits payable to a Participant or Beneficiary, the Company shall remit such Advance Taxes in such amounts and at such time or times as required or permitted by law.  To the extent required or permitted by applicable law (including Treasury Regulation 31.3121(v) or any successor thereto), the Company shall recover the Participant’s or Beneficiary’s portion of such Advance Taxes by (1) collecting payment therefore from the Participant or Beneficiary, (2) reducing the benefits actually paid from the Plan to the Participant or Beneficiary at the time such benefits are paid,  (3) distributing to the Participant or Beneficiary an amount equal to such portion of the Advance Taxes (plus any amounts as may be required to satisfy the tax withholding obligations and other required deductions with respect to such distribution), which distribution may be made prior to the date payment of the Excess Benefits otherwise begins under the Plan, and/or (4) reducing the value of the Excess Benefits otherwise payable hereunder to take into account, on an actuarial basis, the present value of all taxes remitted by the Company with respect to the Participant’s or Beneficiary’s portion of such Advance Taxes.

2.   Except as specifically set forth herein, the terms of Plan shall remain the same.

IN WITNESS WHEREOF, the Company has executed this Amendment on this 17th day of April, 2014, effective as set forth herein.

PROTECTIVE LIFE CORPORATION

By:	/s/ D. Scott Adams
D. Scott Adams
Senior Vice President and Chief
Human Resources Officer